EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated: April 22, 2005

MALCOLM R. BENDALL

/s/ Malcolm R. Bendall
Malcolm R. Bendall, Individually

CONDOR OIL INVESTMENTS PTY LTD

By:	/s/ D J Bendall
Name:	David James Bendall
Title:	Director

LOGOK PTY LTD

By:	/s/ D J Bendall
Name:	David James Bendall
Title:	Director and Secretary

THE DAVID JAMES BENDALL FAMILY TRUST

By:	/s/ D J Bendall
Name:	David James Bendall
Title:	Trustee